                    AMENDMENT NO. 16 TO MANAGEMENT AGREEMENT

     This Amendment No. 16 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, and January 1, 2006 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of January, 2006.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. The Lord Abbett Growth and Income Portfolio section of Schedule A of the Agreement hereby is amended in whole to read as follows:

               Portfolio                  Percentage of average daily net assets
---------------------------------------   --------------------------------------
Lord Abbett Growth and Income Portfolio   0.60% of the first $600 million of
                                          such assets, plus 0.55% of such assets
                                          over $600 million up to $1.1 billion,
                                          plus 0.50% of such assets over $1.1
                                          billion up to $1.5 billion, plus 0.45
                                          % of such assets over $1.5 billion

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of January, 2006.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President